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                                                                       Exhibit 3

                                 ARCH COAL, INC.

                           CERTIFICATE OF DESIGNATIONS

                                ESTABLISHING THE
           DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
                         LIMITATIONS AND RESTRICTIONS OF
               5% PERPETUAL CUMULATIVE CONVERTIBLE PREFERRED STOCK

                          -----------------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                          -----------------------------



     THE UNDERSIGNED, Robert G. Jones, the Vice President - Law, General Counsel and Secretary of Arch Coal, Inc., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY

     That in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware and pursuant to Article Fourth of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Board of Directors of the Company is authorized to issue, from time to time, shares of preferred stock, par value $0.01 per share, in one or more series and has authorized the series of the preferred stock hereinafter provided for and has established and authorized, in accordance with Section 141(c)(2) of the General Corporation Law of the State of Delaware and Section 18 of the Bylaws of the Company, the Finance Committee of the Board of Directors to adopt, and said Finance Committee has duly adopted, the following resolution creating a series of two-million, eight-hundred and seventy-five-thousand (2,875,000) shares of preferred stock, par value $0.01 per share, designated as 5% Perpetual Cumulative Convertible Preferred Stock, and that such resolution has not been modified and is in full force and effect:

     "RESOLVED that, pursuant to the authority expressly vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock of the Company be, and it hereby is, created and classified and that the designation and number of shares thereof and the powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, are as set forth below in this Certificate of Designations (this "Certificate"):

SECTION 1. NUMBER; DESIGNATION.

     (a) Two-million, eight-hundred and seventy-five-thousand (2,875,000) shares of preferred stock, par value $0.01 per share, of the Company are hereby constituted as a series and the shares of such series shall be designated as "5% Perpetual Cumulative Convertible Preferred Stock" (the "Preferred Stock").

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     (b)  All shares of the Preferred Stock redeemed, purchased, exchanged, converted or otherwise acquired by the Company shall be retired and cancelled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, and may thereafter be reissued.

SECTION 2. CERTAIN DEFINITIONS.

     As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Members" shall have the meaning assigned to it in Section 14(a) hereof.

     "Board of Directors" shall mean the Persons who at such time and from to time serve as the members of the board of directors of the Company.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

     "Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Certificate" shall mean this Certificate of Designations.

     "Change of Control" shall mean, with respect to the Company, the occurrence of any of the following:

     (a) if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company (except that the Person or

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group shall not be deemed to be the "beneficial owner" of shares tendered pursuant to a tender or exchange offer by that Person or group or any of their Affiliates until the tendered shares are accepted for purchase or exchange);

     (b) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office; or

     (c) if the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes, directly or indirectly, of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to which the Company's Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the beneficial owners of the Company's Voting Stock before such transaction own, directly or indirectly, immediately after such transaction, at least a majority of the voting power of all Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable, immediately after such transaction or (ii) immediately after such transaction, the majority of the members of the board of directors of the surviving or transferee corporation or its parent corporation, as applicable, are Persons who were members of the Board of Directors ("Existing Directors") immediately before the execution of the definitive agreement governing such transaction, provided that no agreement has been entered into by the surviving or transferee corporation or its parent corporation, as applicable, that would result in the Existing Directors constituting less than a majority of the members of the board of directors of the surviving or transferee corporation or its parent corporation, as applicable.

     "Clearing Agency" shall have the meaning assigned to it in Section 14(a) hereof.

     "Closing Sale Price" shall mean (i) with respect to the Common Stock, on any Trading Day, the last reported regular-way sale price of the Common Stock on the NYSE, or if the Common Stock is not then listed on the NYSE, the last reported regular-way sale price of the Common Stock on the principal stock exchange or market of the Nasdaq Stock Market on which the Common Stock is then listed or traded, or if the Common Stock is not then listed or traded on any such stock exchange or market, the average of the closing bid and asked prices in the over- the-counter market as furnished by any NYSE member firm selected from time to time by the Company for that purpose and (ii) with respect to any other security, the last reported regular-way sale price of such securities on the principal stock exchange or market of the Nasdaq Stock Market on which such security is then listed or traded, or if such security is not then listed or traded on any such stock exchange or market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NYSE member firm selected from time to time by the Company for that purpose.

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     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     "Company Order" shall mean a written request or order signed in the name of the Company by its President or a Vice President and by its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary.

     "Conversion Agent" shall have the meaning assigned to it in Section 16(a) hereof.

     "Conversion Event" shall have the meaning assigned to it in Section 9 hereof.

     "Conversion Price" shall have the meaning assigned to it in Section 8(a) hereof.

     "Conversion Ratio" shall have the meaning assigned to it in Section 8(a) hereof.

     "Conversion Value" shall have the meaning assigned to it in Section 9(b) hereof.

     "Depositary" shall mean DTC or its successor depositary.

     "Dividend Payment Date" shall mean February 1, May 1, August 1 and November 1 of each year, or if any such date is not a Business Day, on the next succeeding Business Day.

     "Dividend Period" shall mean the period between any two consecutive Dividend Payment Dates.

     "DTC" shall mean The Depository Trust Company, New York, New York.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Expiration Time" shall have the meaning assigned to it in Section 10(f) hereof.

     "Global Preferred Share" shall have the meaning assigned to it in Section 14(a) hereof.

     "Global Shares Legend" shall have the meaning assigned to it in Section 14(a) hereof.

     "Fundamental Change" shall have the meaning assigned to it in Section 10(e) hereof.

     "Initial Issuance Date" shall have the meaning assigned to it in Section 4(a) hereof.

     "Initial Public Offering" shall have the meaning assigned to it in Section 10(d)(ii) hereof.

     "Junior Stock" shall have the meaning assigned to it in Section 3(a) hereof.

     "Liquidation Preference" shall have the meaning assigned to it in Section 5(a) hereof.

     "Officer" shall mean the President, any Vice President, a Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company.

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     "Outstanding" shall mean, when used with respect to Preferred Stock, as of the date of determination, all shares of Preferred Stock outstanding as of such date, provided, however, that, if such Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to this Certificate and the Paying Agent holds, in accordance with this Certificate, money sufficient to pay the Redemption Price for the shares of Preferred Stock to be redeemed, then immediately after such Redemption Date such shares of Preferred Stock shall cease to be outstanding; provided, further, that, in determining whether the holders of Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Preferred Stock owned by the Company shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

     "Parity Stock" shall have the meaning assigned to it in Section 3(b) hereof.

     "Paying Agent" shall have the meaning assigned to it in Section 16(a) hereof.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" shall have the meaning assigned to it in Section 1(a) hereof.

     "Preferred Stock Director" shall have the meaning assigned to it in Section 7(f) hereof.

     "Purchase Date" shall mean a date that is fixed for purchase of the Preferred Stock by the Company in accordance with Section 11 hereof.

     "Purchase Price" shall mean an amount equal to 100% of the Liquidation Preference per share, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) thereon to the Purchase Date.

     "Record Date" shall mean, with respect to the dividends payable on February 1, May 1, August 1 and November 1 of each year, January 16, April 16, July 16 and October 16 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors.

     "Redemption Date" shall mean a date that is fixed for redemption of the Preferred Stock by the Company in accordance with Section 6 hereof.

     "Redemption Price" shall mean an amount equal to the Liquidation Preference per share, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) thereon to the Redemption Date.

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     "Registrar" shall mean The American Stock Transfer & Trust Company as the
Company's initial registrar and transfer agent, and thereafter, any successor registrar and transfer agent duly appointed by the Company.

     "Rights" shall have the meaning assigned to it in Section 8(i) hereof.

     "Rights Agreement" shall have the meaning assigned to it in Section 8(i) hereof.

     "Senior Stock" shall have the meaning assigned to it in Section 3(c) hereof.

     "Spin-Off" shall have the meaning assigned to it in Section 10(d)(ii) hereof.

     "Subsidiary" shall mean, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Terms Agreement" shall mean that certain Terms Agreement, dated January 27, 2003, by and among the Company and the Underwriters, as such term is defined therein.

     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, the principal stock exchange or market of the Nasdaq Stock Market on which such security is then listed or traded, or if such security is not then listed or traded on any such stock exchange or market, the applicable securities market in which the securities are traded.

     "Trading Price" shall have the meaning assigned to it in Section 9(b) hereof.

     "Transfer Agent" shall mean the Registrar.

     "Voting Stock" of any Person shall mean Capital Stock of such Person which ordinarily has voting power for the election of directors, or Persons performing similar functions, of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 3. RANKING.

     The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

     (a) senior to the Common Stock and any other class or series of Capital Stock of the Company, the terms of which do not expressly provide that such class or series ranks senior to or

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on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, the "Junior Stock");

     (b) on a parity with any other class or series of Capital Stock of the Company, the terms of which expressly provide that such class or series ranks on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, the "Parity Stock"); and

     (c) junior to each class or series of Capital Stock of the Company, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively, the "Senior Stock").

SECTION 4. DIVIDENDS.

     (a) The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends on the shares of Preferred Stock, cumulative from January 31, 2003 (the "Initial Issuance Date"), at a rate per annum equal to 5% of the Liquidation Preference per share, payable in cash.

     (b) Dividends on the shares of Preferred Stock shall be payable quarterly in arrears on a Dividend Payment Date, beginning on May 1, 2003, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock.

     (c) Such dividends shall be paid to the holders of record of the shares of Preferred Stock as they appear on the applicable Record Date.

     (d) Dividends on the shares of Preferred Stock shall be fully cumulative and shall accumulate whether or not there are funds of the Company legally available for the payment of dividends from the Initial Issuance Date or the last Dividend Payment Date for which dividends were paid, whichever is later.

     (e) The amount of dividends payable for each full Dividend Period shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period shall be computed based on a 360-day year comprised of twelve 30-day months.

     (f) Arrearages of unpaid dividends for any past Dividend Period and dividends in connection with any redemption may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

     (g) Accrued and unpaid dividends for any past Dividend Period (whether or not earned and declared) shall accrue and cumulate dividends at the annual rate of 5% and shall be payable in the manner set forth above.

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     (h)  No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding shares of Preferred Stock.

     (i) No dividend shall be declared or paid or set apart for payment upon any shares of the Preferred Stock or Parity Stock unless all accumulated and unpaid dividends on shares of Senior Stock have been or contemporaneously are declared and paid in full or set apart for payment.

     (j) No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of Capital Stock of the Company or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Company through a sinking fund or otherwise, unless all accumulated and unpaid dividends through the most recent Dividend Payment Date (whether or not there are funds of the Company legally available for the payment of dividends) on the shares of Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 4(j) to the contrary, the Company shall be entitled to (i) declare and pay dividends on shares of Junior Stock payable solely in shares of Junior Stock and on shares of Parity Stock payable solely in shares of Parity Stock, Junior Stock or both, or in any case, by an increase in the liquidation preference of the Junior Stock or Parity Stock, and (ii) redeem, repurchase or otherwise acquire Junior Stock or Parity Stock in exchange for consideration consisting of Junior Stock, in the case of Junior Stock, or Parity Stock or Junior Stock, in the case of Parity Stock. When dividends are not paid in full, as aforesaid, upon the shares of Preferred Stock, all dividends declared on the Preferred Stock and any other Parity Stock shall be declared and paid either (A) pro rata so that the amount of dividends so declared on the shares of Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the holders of the Preferred Stock entitled to receive such dividends.

     (k) All dividends paid with respect to shares of Preferred Stock pursuant to this Section 4 shall be paid pro rata to the holders entitled thereto. Holders of the Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described. In the event that the equivalent of six quarterly dividends payable on the shares of Preferred Stock are accumulated and unpaid (whether or not consecutive and whether or not declared), the holders shall have the rights and remedies set forth in Section 7(f).

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SECTION 5. LIQUIDATION PREFERENCE.

     (a) Each share of Preferred Stock shall have a preference on liquidation equal to $50.00 per share (the "Liquidation Preference").

     (b) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company resulting in a distribution of assets to the holders of any class or series of the Capital Stock of the Company, each holder of shares of the Preferred Stock shall be entitled to payment out of the Company's assets available for distribution of an amount equal to the Liquidation Preference per share of the Preferred Stock held by that holder, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) on those shares to the date of that liquidation, dissolution, or winding up, before any distribution is made on any Junior Stock, including the Common Stock, but after any distributions on any of the Company's indebtedness or Senior Stock. After payment in full of an amount equal to the Liquidation Preference plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to which holders of shares of the Preferred Stock are entitled, holders shall not be entitled to any further participation in any distribution of the Company's assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to shares of the Preferred Stock and all other Parity Stock are not paid in full, holders of shares of the Preferred Stock and holders of the Parity Stock shall share equally and ratably in any distribution of the Company's assets in proportion to the respective liquidation preference per share plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) related thereto, to which each such holder is entitled, but in no event shall holders of the Preferred Stock or holders of any Parity Stock be entitled to receive an amount greater than the respective liquidation preference per share plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) related thereto, to the date of the final distribution.

     (c) Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Company's property or assets nor the consolidation, merger or amalgamation of the Company with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into the Company shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

     (d) No funds are required to be set aside to protect the Liquidation Preference of the shares of the Preferred Stock.

SECTION 6. REDEMPTION.

     Shares of Preferred Stock shall be redeemable by the Company as provided below.

     (a) The Company may not redeem any shares of Preferred Stock before January 31, 2008. On or after January 31, 2008, the Company may redeem any or all shares of the Preferred Stock only if the closing price of the Company's Common Stock shall have exceeded 120% of

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the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-Trading Day period ending on the Trading Day prior to the date of mailing of the notice of redemption.

     (b) In the event the Company elects to redeem shares of Preferred Stock, the Company shall:

          (i) send a written notice to the Registrar and Paying Agent of the Redemption Date, stating the number of shares to be redeemed and the Redemption Price, at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Registrar and Transfer Agent).

          (ii) send a written notice by first class mail to each holder of record of the Preferred Stock at such holder's registered address, not fewer than 30 nor more than 60 days prior to the Redemption Date stating:

               (A)  the Redemption Date;

               (B)  the Redemption Price;

               (C)  the Conversion Price and the Conversion Ratio;

               (D)  the name and address of the Paying Agent and Conversion
               Agent;

               (E) that shares of Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;

               (F) that holders who want to convert shares of the Preferred Stock must satisfy the requirements set forth in Section 8 of this Certificate;

               (G) that shares of the Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (H) if fewer than all the outstanding shares of the Preferred Stock are to be redeemed by the Company, the number of shares to be redeemed;

               (I) that, unless the Company defaults in making payment of such Redemption Price, dividends in respect of the shares of Preferred Stock called for redemption will cease to accrue on and after the Redemption Date;

               (J)  the CUSIP number of the Preferred Stock; and

               (K)  any other information the Company wishes to present.

     (c) If the Company gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent funds are legally available, the Company shall, with respect to:

          (i) shares of the Preferred Stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC funds sufficient to pay the Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Preferred Stock; and

          (ii) shares of the Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent funds sufficient to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Preferred Stock upon surrender of their certificates evidencing their shares of the Preferred Stock.

     (d) If on the Redemption Date, DTC and/or the Paying Agent holds or hold money sufficient to pay the Redemption Price for the shares of Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accrue on those shares of the Preferred Stock called for redemption and all rights of holders of such shares shall terminate except for the right to receive the Redemption Price.

     (e) Payment of the Redemption Price for shares of the Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.

     (f)  Payment of the Redemption Price for the Preferred Stock shall be made:

               (A) if book-entry transfer or physical delivery of the Preferred Stock has been made by or on the Redemption Date, on the Redemption Date, or

               (B) if book-entry transfer or physical delivery of the Preferred Stock has not been made by or on the Redemption Date, at the time of book-entry transfer or physical delivery of the Preferred Stock.

     (g) If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date. However, the Redemption Price payable on such Redemption Date shall include only the Liquidation Preference, plus accrued and unpaid dividends, if any, which have not been declared, but shall not include any amount in respect of dividends declared and payable on the next Dividend Payment Date.

     (h) In the case of any partial redemption, the Company shall select the shares of Preferred Stock to be redeemed on a pro rata basis, by lot or any other method that the Board of

Directors, in its discretion, deems fair and appropriate. However, the Company may redeem all the shares held by holders of fewer than 100 shares or who would hold fewer than 100 shares as a result of the redemption.

     (i) Upon surrender of a certificate or certificates representing shares of the Preferred Stock that is or are redeemed in part, the Company shall execute and the Transfer Agent shall authenticate and deliver to the holder, a new certificate of certificates representing shares of the Preferred Stock in an amount equal to the unredeemed portion of the shares of Preferred Stock surrendered for partial redemption.

SECTION 7. VOTING RIGHTS.

     (a) The holders of record of shares of the Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 7 or as otherwise provided by law.

     (b) The affirmative vote of holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting as a single class, in Person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, shall be required to amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Certificate of Incorporation if the amendment would alter or change the powers, preferences or rights of the Preferred Stock, so as to adversely affect the holders thereof, including, without limitation, the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock.

     (c) The affirmative vote of holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting as a single class, in Person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, shall be required to amend this Certificate if the amendment would alter or change the powers, preferences or rights of the Preferred Stock so as to adversely affect the holders thereof, including, without limitation, the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock.

     (d) The affirmative vote of holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting as a single class, in Person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, shall be required before the Company may issue any Senior Stock.

     (e) Notwithstanding the foregoing, any amendment that decreases the dividend payable on, or the Liquidation Preference of, the Preferred Stock requires the affirmative vote of the holders of all of the Outstanding shares of the Preferred Stock, at a meeting of holders of the Preferred Stock duly called for such purpose, or the written consent in lieu of meeting.

     (f) If, at any time, the equivalent of six quarterly dividends payable on the shares of Preferred Stock are accumulated and unpaid (whether or not consecutive and whether or not declared), the holders of all outstanding shares of Preferred Stock and the holders of any other series of preferred stock of the Company having similar voting rights then exercisable, voting together as a single class without regard to series, shall be entitled to elect at the next annual meeting of the stockholders of the Company or at a special meeting called for such purpose, whichever is earlier, two directors (each, a "Preferred Stock Director") to serve until all dividends accumulated and unpaid on the Preferred Stock or other such series of preferred stock have been paid, or declared and funds set aside to provide for payment in full. The voting rights of the holders of the Preferred Stock set forth in the preceding sentence shall continue until such time as all dividends in arrears on the Preferred Stock are paid in full. At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Preferred Stock pursuant to this Section 7(f), or if a vacancy shall exist in the offices of Preferred Stock Directors, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Preferred Stock addressed to the Chairman of the Board of the Company shall, call a special meeting of the holders of the Preferred Stock for the purpose of electing the Preferred Stock Directors that such holders are entitled to elect. At any meeting held for the purpose of electing Preferred Stock Directors, the presence in Person or by proxy of the holders of at least a majority of the Outstanding Preferred Stock shall be required to constitute a quorum of such Preferred Stock. Any vacancy occurring in the office of a Preferred Stock Director may be filled by the remaining Preferred Stock Director unless and until such vacancy shall be filled by the holders of the Preferred Stock and other preferred stock, if any. The Preferred Stock Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Preferred Stock to vote as a class for Preferred Stock Directors as herein provided, and upon such termination, the Preferred Stock Directors then in office shall forthwith resign.

     (g) Any increase in the authorized number of shares of the Company's Common Stock, the Preferred Stock or the creation, authorization or issuance of any other class or series of Junior Stock or Parity Stock, or any increase, decrease or change in the par value of any class or series of Capital Stock, including the Preferred Stock, shall not be deemed to be an amendment that alters or changes the powers, preferences or rights of the Preferred Stock so as to adversely affect holders of the shares of Preferred Stock.

SECTION 8. CONVERSION RIGHTS.

     (a) Upon the occurrence of a Conversion Event, as defined in Section 9 below, each share of Preferred Stock shall be convertible, at any time and from time to time during the periods specified in Section 9 at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio". The Conversion Ratio as of the Initial Issuance Date shall be 2.3985 and thereafter shall equal the Liquidation Preference divided by the Conversion Price (rounded to the nearest 1/10000 of a share). The "Conversion Price" on the Initial Issuance Date shall be $20.8463, and shall be subject to adjustment from time to time as provided in Section 10 hereof.

     (b) Conversion of shares of the Preferred Stock may be effected by any holder upon the surrender to the Company, at the principal office of the Company or at the office of the Conversion Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this
Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Preferred Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating to the conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Preferred Stock being converted (or such holder's transferee) shall be entitled, and (ii) if less than the full number of shares of the Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of the Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and, to the extent so provided in this Section 8, accumulated and unpaid dividends with respect to the shares of the Preferred Stock being converted, in each case, in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

     (c) If a holder of shares of the Preferred Stock exercises conversion rights, upon delivery of the shares for conversion, those shares shall cease to accrue dividends as of the end of the day immediately preceding the date of conversion. However, a holder who converts shares of the Preferred Stock into Common Stock shall not be entitled to, nor will the Conversion Price be adjusted for, any accrued dividends for the Dividend Period in which such holder converts shares of the Preferred Stock. A holder who converts shares of the Preferred Stock shall continue to be entitled to receive all accrued and unpaid dividends which such holder is otherwise entitled to receive through the last preceding Dividend Payment Date, and such accrued and unpaid dividends shall be payable by the Company as and when those dividends are paid to any other holders or, if none, on the date which would have been the next succeeding Dividend Payment Date had there been holders or at a later time when the Board of Directors determines that the Company has adequate available capital under applicable law to make such a payment.

     (d) Shares of the Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Company in cash of an amount equal to the dividend payable in respect of those shares for the Dividend Period in which the shares are converted. A holder of shares of the Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment to the Company of the amount of such dividend upon surrender of shares of the Preferred Stock for conversion. Notwithstanding the foregoing, if shares of the Preferred Stock are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Company has called such shares of the Preferred Stock for redemption, the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of shares of the Preferred Stock for conversion.

     (e)  In case any shares of Preferred Stock are to be redeemed pursuant to
Section 6, such right of conversion shall cease and terminate, as to the shares of the Preferred Stock to be redeemed, at 5:00 p.m., New York City Time on the Business Day immediately preceding the date fixed for redemption, unless the Company shall default in the payment of the Redemption Price therefor, as provided herein.

     (f) In connection with the conversion of any shares of the Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the date the shares of the Preferred Stock are surrendered for conversion, rounded to the nearest whole cent.

     (g) If more than one share of the Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Preferred Stock so surrendered.

     (h) The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient if necessary to permit the conversion of all outstanding shares of the Preferred Stock. Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company. All shares of Common Stock delivered upon conversion of the Preferred Stock shall upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

     (i) Each share of Common Stock issued upon conversion of the Preferred Stock pursuant to this Section 8 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that all shares of Common Stock are entitled to receive, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of the Preferred Stock at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this
Section 8, there shall not be any adjustment to the Conversion Price or the Conversion Ratio as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

SECTION 9. CONVERSION EVENT

     The right to convert shares of the Preferred Stock as set forth in Section 8 shall arise only upon the occurrence of the events specified, and during the time periods specified in Sections 9(a), 9(b), 9(c) and 9(d) hereof, each a "Conversion Event".

     (a) Trading Price of Common Stock. If the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of any calendar quarter, beginning with the quarter ending March 31, 2003, is more than 110% of the Conversion Price in effect on the last day of such quarter, then, at any time thereafter that shares of the Preferred Stock are Outstanding, a holder may surrender its shares of the Preferred Stock for conversion into shares of Common Stock.

     (b) Trading Price of the Preferred Stock. If in any 10 consecutive Trading-Day period the average of the Trading Prices, as defined below, of the Preferred Stock for that 10 Trading-Day period was less than 103% of the average Conversion Value, as defined below, for the Preferred Stock during that 10 Trading-Day period, then on and after the first day following that 10 Trading-Day period, a holder may surrender its shares of the Preferred Stock for conversion into shares of Common Stock at any time at their option. If the Preferred Stock becomes convertible pursuant to this Section 9(b), it shall remain convertible regardless of future changes in the trading price of the Preferred Stock. For purposes of this Section 9(b), "Conversion Value" of the Preferred Stock shall be equal to the Closing Sale Price of the Common Stock on any Trading Day multiplied by the then current Conversion Ratio. The "Trading Price" of the Preferred Stock on any date of determination is the average of the secondary market bid quotations per share of the Preferred Stock obtained by the Company or a calculation agent for 30,000 shares of the Preferred Stock at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, provided that if at least two such bids cannot reasonably be obtained by the Company or the calculation agent, but one such bid is obtained, then the one bid shall be used.

     (c) Notice of Redemption. A holder of shares of the Preferred Stock may surrender for conversion any or all shares of the Preferred Stock that have been called for redemption at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the Redemption Date, even if the Preferred Stock is not otherwise convertible at that time.

     (d) Occurrence of Specified Corporate Transactions. If the Company is a party to a Fundamental Change or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, a holder of shares of the Preferred Stock may surrender for conversion into Common Stock any or all of its shares of the Preferred Stock at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction. At the effective date, the right to convert a share of the Preferred Stock into Common Stock shall be changed into a right to convert it into the kind and amount of securities, cash or other assets of the Company or another Person, which the holder would have received if the holder had converted such Preferred Stock immediately prior to the transaction.

     (e) Upon a Conversion Event, the Company shall promptly issue a press release and publish such information on its website.

SECTION 10.    CONVERSION PRICE ADJUSTMENTS.

     The Conversion Price shall be subject to adjustment from time to time as follows:

     (a) Stock Splits and Combinations. In case the Company shall at any time or from time to time after the Initial Issuance Date (A) subdivide or split the outstanding shares of Common Stock, (B) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (C) issue by reclassification of the shares of Common Stock any shares of Capital Stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such shares of Preferred Stock been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 10(a) shall become effective at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Stock Dividends in Common Stock. In case the Company shall at any time or from time to time after the Initial Issuance Date pay a dividend or make a distribution in shares of Common Stock on any class of Capital Stock of the Company, other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in Section 10(a) above, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price immediately prior to the record date fixed for determination of stockholders entitled to receive the dividend or distribution by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on that record date and the denominator of which shall be the sum of that number of shares and the total number of shares of Common Stock issued in that dividend or distribution.

     (c) Issuance Of Rights or Warrants. In case the Company shall issue to all holders of Common Stock rights or warrants entitling such holders to subscribe for or purchase Common Stock at a price per share less than the current market price of the Common Stock, as defined in the next Section, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such rights or warrants by (B) a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price of the Common Stock and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of additional shares of Common Stock so offered for subscription or purchase.

     For purposes of this Section 10(c), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. For the purposes of this Section 10(c) only, the current market price of the Common Stock shall mean the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days selected by the Board of Directors beginning not more than 10 Trading Days before, and ending not later than the date immediately preceding the record date for the relevant event.

     (d) Distribution of Indebtedness, Securities or Assets. In case the Company shall distribute to all holders of Common Stock (whether by dividend or in a merger, amalgamation or consolidation or otherwise) evidences of indebtedness, shares of Capital Stock, other securities, cash or assets (other than Common Stock, rights or warrants referred to in Section 10(c) above or a dividend or distribution payable exclusively in cash and other than as a result of a Fundamental Change),

          (i) in respect of a dividend or other distribution that is not related to a Spin-Off, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such distribution by (B) a fraction, the numerator of which is the current market price of the Common Stock, as defined in the next Section, on such record date and the denominator of which is the current market price of the Common Stock plus the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of the portion of those evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock.

               Such adjustment shall be made successively whenever any such event shall occur. For purposes of this Section 10(d)(i) only, the current market price of the Common Stock, shall mean the average of the Closing Sale Prices of the Common Stock for the first 10 Trading Days from, and including, the first day that the Common Stock trades after such distribution has occurred.

          (ii) in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-Off"), the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior the close of business on the record date fixed for determination of stockholders entitled to receive that distribution by (B) a fraction, the numerator of which is the current market price of the Common Stock, as defined in the next Section, and the denominator of which is the current market price of the Common Stock plus the fair market value, determined as described below, of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock.

               The adjustment to the Conversion Price under this Section 10(d)
          (ii) shall occur at the earlier of the tenth Trading Day from, and including, the completion date of the Spin-Off and the date of the completion of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off. For purposes of this
          Section 10(d)(ii), "Initial Public Offering" shall mean the first time securities of the same class or type as the securities being distributed in the Spin-Off are bona fide offered to the public for cash. In the event of a Spin-Off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the fair market value of the securities to be distributed to holders of the Common Stock shall mean the average of the Closing Sale Prices of those securities over the first 10 Trading Days after the completion date of the Spin-Off and the current market price of the Common Stock shall mean the average of the Closing Sale Prices of the Common Stock over the first 10 Trading Days after the completion date of the Spin-Off. If an Initial Public Offering of the securities being distributed in the Spin-Off is to be effected simultaneously with the Spin-Off, the fair market value of the securities being distributed in the Spin-Off means the Initial Public Offering price, while the current market price of the Common Stock means the Closing Sale Price of the Common Stock on the Trading Day on which the Initial Public Offering price of the securities being distributed in the Spin-Off is determined.

     (e) Fundamental Changes. The term "Fundamental Change" shall mean any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Common Stock are converted into or exchanged for stock, other securities, cash or assets. If a Fundamental Change occurs, the holder of each share of the Preferred Stock outstanding immediately before such Fundamental Change occurred that remains outstanding after such Fundamental Change shall have the right upon any subsequent conversion to receive, out of funds legally available, to the extent required by applicable law, the kind and amount of stock, other securities, cash and assets that holder would have received if that share had been converted immediately prior to such Fundamental Change.

     (f) Self-Tender. In case the Company or any of its Subsidiaries engage in a tender or exchange offer for all or any portion of the Common Stock that shall expire, and such tender or exchange offer, as amended upon the expiration thereof, shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) that as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, as it may be amended (the "Expiration Time"), exceeds the Closing Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the Expiration Time by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding, including any tendered or exchanged shares, at the Expiration Time multiplied by the Closing Sale Price as of the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of the aggregate consideration payable to stockholders based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time, the shares of Common Stock deemed so accepted, up to any such maximum, being referred to as the purchased shares, and the product of the number of shares of Common Stock outstanding, less any purchased shares, at the Expiration Time and the Closing Sale Price as of the Trading Day next succeeding the Expiration Time. The adjustment pursuant to this section shall become effective as of the opening of business on the Trading Day next succeeding the Expiration Time.

     In the event that the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but it is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

     (g) Extraordinary Cash Distribution. If the Company pays a dividend or makes a distribution in cash to holders of the Common Stock and the amount of cash constituting the dividend or distribution per share exceeds 5% of the Closing Sale Price of the Common Stock on the day that the Common Stock trades ex-distribution, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior the close of business on the record date fixed for determination of stockholders entitled to receive that dividend or distribution by (B) a fraction, the numerator of which shall be the current market price of the Common Stock, as defined in the next Section, and the denominator of which is the current market price of the Common Stock plus the amount per share of such dividend or distribution. For the purpose of this Section 10(g), the current market price of the Common Stock will be the average of Closing Sale Prices of the Common Stock for the period of five consecutive trading days after the Common Stock trades ex-distribution.

     (h) Notwithstanding the foregoing, for the purposes of this Section 10, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change in the Conversion Price shall thereupon be given effect. In the event that, at any time as a result of the provisions of this Section 10, the holder of shares of Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of shares of Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

     (i) There shall be no adjustment of the Conversion Price in case of the issuance of any Capital Stock of the Company in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this Section 10.

     (j) The Company, from time to time, may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or any longer period required by law and if the reduction is irrevocable during the period, but the Conversion Price may not be less than the par value of the Preferred Stock.

     (k) In any case in which this Section 10 requires that an adjustment as a result of any event is to become effective from and after a record date, the Company may elect to defer until after the occurrence of such event (A) issuing to the holder of any shares of the Preferred Stock converted after that record date and before the occurrence of that event the additional shares of Common Stock issuable upon that conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately before adjustment and (B) paying to that holder any amount in cash in lieu of a fractional share of Common Stock.

     (l) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion or in the Conversion Price then in effect shall be required by reason of the taking of such record.

SECTION 11.    CHANGE IN CONTROL.

     (a) If a Change in Control occurs with respect to the Company, each holder of shares of the Preferred Stock shall have the right to require the Company to purchase all or any part of such holder's shares of the Preferred Stock at the Purchase Price. The Company shall have the option to pay for such shares either solely in cash or solely in shares of Common Stock.

     (b) If the Company elects to pay the Purchase Price in shares of Common Stock, for each share of the Preferred Stock to be purchased, the Company shall deliver the number of shares of Common Stock determined by dividing (A) the Purchase Price by (B) an amount equal to 95% of the average Closing Sale Prices of the Common Stock for the five Trading Days before and including the third Trading Day before the Purchase Date. No fractional shares of Common Stock shall be issued hereby, but the Company shall round the applicable number of shares up to the nearest whole number of shares.

     (c) Within 30 days following a Change of Control, the Company shall mail a notice by first class mail to the registered address of each holder of shares of the Preferred Stock describing the transaction or transactions that constitute such Change of Control and offering to purchase such holder's shares of the Preferred Stock on the date specified in such notice (the "Purchase Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. Such notice shall state whether the Company shall pay the Purchase Price of the Preferred Stock in cash or shares of Common Stock and, if the Company elects to pay in shares of Common Stock, the method of calculating the number of shares of Common Stock to be paid for each share of the Preferred Stock. Upon determination of the actual number of shares of Common Stock to be issued for each share of the Preferred Stock in accordance with the foregoing provisions, the Company shall promptly notify the holders of this information and shall issue a press release and publish such information on its website.

     (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of the Preferred Stock as a result of a Change in Control with respect to the Company. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 11, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 11.

     (e) On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Preferred Stock properly tendered, (ii) deposit with (a) DTC, with respect to shares of the Preferred Stock held by DTC or its nominee or (b) the Paying Agent, with respect to shares of the Preferred Stock held in certificated form, as applicable, an amount equal, in cash or shares of Common Stock, to (A) the Purchase Price multiplied by (B) the aggregate number of shares of the Preferred Stock so tendered and (c) deliver or cause to be delivered to DTC or the Paying Agent, as applicable, shares of the Preferred Stock so accepted together with a certificate signed by at least two officers of the Company stating the aggregate Liquidation Preference, plus accrued and unpaid dividends, of the shares of the Preferred Stock being purchased by the Company. DTC or the Paying Agent, as applicable, shall promptly mail or deliver to each holder of shares of the Preferred Stock so tendered the applicable payment for those shares of the Preferred Stock, and DTC or the Paying Agent, as applicable, shall promptly countersign and mail or deliver, or cause to be transferred by book-entry, to each holder new shares of the Preferred Stock equal in Liquidation Preference to any unpurchased portion of the shares of the Preferred Stock surrendered, if any. The Company shall publicly announce the results of its offer on or as soon as practicable after the payment date for the purchase of shares of Preferred Stock in connection with a Change in Control.

     (f) The Company shall not be required to make an offer to purchase any shares of Preferred Stock upon the occurrence of a Change in Control if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements described in this Section 11 and purchases all shares of Preferred Stock validly tendered and not withdrawn.

     (g) Subject to the legal availability of funds for such purpose, the Company shall purchase all shares of Preferred Stock tendered for purchase by the Company upon a Change in Control pursuant to this Section 11.

SECTION 12.    TRANSFER AGENT AND REGISTRAR.

     The duly appointed Transfer Agent and registrar for the Preferred Stock shall be The American Stock Transfer & Trust Company. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

SECTION 13.    CURRENCY.

     All shares of Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to "$" or "dollars" refer to U.S. currency.

SECTION 14.    FORM.

     (a) Preferred Stock shall be issued in the form of one or more permanent global shares of Preferred Stock in definitive, fully registered form with the global legend (the "Global Shares Legend") as set forth on the form of Preferred Stock certificate attached hereto as Exhibit A (each, a "Global Preferred Share"), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred

Share shall be deposited on behalf of the holders of the Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. Global Preferred Shares initially shall bear CUSIP number 039380209.

     This Section 14(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section 14, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the Global Preferred Share and we do not appoint a qualified replacement for DTC within 90 days or (y) DTC ceases to be a "Clearing Agency" registered under the Exchange Act. In either such case, the Global Preferred Share shall be exchanged in whole for definitive shares of Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of preferred stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar.

     (b) (i) Two Officers shall sign the Global Preferred Share for the Company, in accordance with the Company's bylaws and applicable law, by manual or facsimile signature.

          (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

          (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Global Preferred Share. The signature shall be conclusive evidence that the Global Preferred Share has been authenticated under this Certificate. Each Global Preferred Share shall be dated the date of its authentication.

SECTION 15.    REGISTRATION; TRANSFER.

     (a) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this
Section 15; provided, however, that beneficial interests in a Global Preferred Share may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same or a different Global Preferred Share.

     (b) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     (c) The Registrar shall have no responsibility for any actions taken or not taken by the Depositary.

SECTION 16.    PAYING AGENT AND CONVERSION AGENT.

     (a) The Company shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Preferred Stock may be presented for payment (the "Paying Agent") and (ii) an office or agency where Preferred Stock may be presented for conversion (the "Conversion Agent"). The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

     (b) Payments due on the Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Preferred Stock register.

SECTION 17.    HEADINGS.

     The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by Robert G. Jones, Vice President - Law, General Counsel and Secretary of the Company, and attested by Janet L. Horgan, Assistant General Counsel and Assistant Secretary of the Company, this 29th day of January, 2003.


                                       ARCH COAL, INC.

                                       By: /s/ ROBERT G. JONES
                                          -------------------------------------
                                       Name: Robert G. Jones
                                       Title: Vice President - Law, General
                                       Counsel and Secretary


ATTEST:

By: /s/ JANET L. HORGAN
   --------------------------------
Name: Janet L. Horgan
Title: Assistant General Counsel and
Assistant Secretary

                                    EXHIBIT A

                       FORM OF CONVERTIBLE PREFERRED STOCK
                                FACE OF SECURITY

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                 ARCH COAL, INC.

Certificate Number 001                           Number of Shares of Convertible
                                                 Preferred 2,875,000
                                                 CUSIP NO.: 039380209

          5% Perpetual Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $50.00 per share of Convertible Preferred Stock) of Arch Coal, Inc.

     Arch Coal, Inc., a Delaware corporation (the "Company"), hereby certifies that Cede & Co. or registered assigns (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 5% Perpetual Cumulative Convertible Preferred Stock (par value $0.01) (liquidation preference $50.00 per share) (the "Convertible Preferred Stock"). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations, dated January 29, 2003, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

     Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

     Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

     Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Arch Coal, Inc. has executed this certificate this ____ day of January, 2003.

                                       ARCH COAL, INC.

                                       By:
                                          -------------------------------------
                                       Robert J. Messey
                                       Senior Vice President & Chief Financial
                                       Officer


                                       By:
                                          -------------------------------------
                                       Robert G. Jones
                                       Vice President - Law, General Counsel and
                                       Secretary


                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

     This is one of the certificates representing shares of Convertible Preferred Stock referred to in the within mentioned Certificate of Designations.

     Dated: January ____, 2003
                                         American Stock Transfer & Trust Company
                                         By:
                                            ------------------------------------
                                         Authorized Signatory

                               REVERSE OF SECURITY

     Dividends on each share of Convertible Preferred Stock shall be payable in cash at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations.

     The shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

     As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints: __________________________________, agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

     Date:

     Signature:
               --------------------------------------------------------
                       (Sign exactly as your name appears on the
                 side of this Convertible Preferred Stock Certificate)

     Signature Guarantee:*
                          ---------------------------------------------






--------

* Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              NOTICE OF CONVERSION

                  (To be Executed by the Registered Holder in
               order to Convert the Convertible Preferred Stock)

     The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 5% Perpetual Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), represented by stock certificate No(s). ____ (the "Convertible Preferred Stock Certificates") into shares of common stock ("Common Stock") of Arch Coal, Inc. (the "Company") according to the conditions of the Certificate of Designations (the "Certificate of Designations"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

     Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations, agrees to be bound by the terms of the Registration Rights Agreement.

     The Company is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.

     Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

     Date of Conversion:
                        -----------------------------------------------

     Applicable Conversion Price:
                                 --------------------------------------

     Number of shares of Convertible
     Preferred Stock to be Converted:
                                     ----------------------------------

     Number of shares of Common
     Stock to be Issued:
                        -----------------------------------------------

     Signature:
               --------------------------------------------------------

     Name:
          -------------------------------------------------------------

     Address:*
              ---------------------------------------------------------

              ---------------------------------------------------------

              ---------------------------------------------------------

     Fax No.:
             ----------------------------------------------------------

* Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

                                       3